UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 18, 2025

Date of Report (Date of earliest event reported)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Wheeler Way Langhorne, PA	19047
(Address of Principal Executive Offices)	(Zip Code)

1.800.909.9598

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 12, 2025, TEN Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bancroft Capital, LLC, as representative of the underwriters listed on Schedule I thereto (the “Representative”), relating to the Company’s initial public offering (the “IPO”) of 1,667,000 shares of common stock, par value $0.0001 per share (“Common Stock”), for a price of $6.00 per share, less certain underwriting discounts.

On February 18, 2025, the Company closed the IPO. The Company completed the IPO pursuant to its registration statement on Form S-1 (File No. 333-282621), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 11, 2024, as amended, and declared effective by the SEC on February 7, 2025. The offering was conducted on a firm commitment basis. The shares of Common Stock were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “XHLD” on February 13, 2025. On February 18, 2025, the Company issued to the Representative and its affiliates warrants, exercisable during the five-year period from the commencement of sales of this offering, entitling the Representative to purchase an aggregate of up to 83,350 shares of Common Stock at a per share price equal to 120% of the public offering price per share in the IPO, or $7.20 (the “Representative’s Warrants”).

Copies of the Underwriting Agreement and the Representative’s Warrants are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated by reference herein. The foregoing summaries of the terms of the Underwriting Agreement and the Representative’s Warrants do not purport to be a complete description of each of the documents described in this Form 8-K, and are subject to and qualified in their entirety by, such documents.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On February 12, 2025, the Company issued a press release regarding the pricing of the IPO. A copy of the press release is attached as Exhibit 99.1 hereto.

On February 18, 2025, the Company issued a press release regarding the closing of the IPO. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01. Exhibits.

Exhibit No.	Description
4.1	Representative’s Warrants dated February 18, 2025

10.1	Underwriting Agreement dated February 12, 2025 by and between the Company and the Representative

99.1	Press Release on Pricing of the Company’s Initial Public Offering

99.2	Press Release on Closing of the Company’s Initial Public Offering

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025

TEN Holdings, Inc.

By:	/s/ Randolph Wilson Jones III
Name:	Randolph Wilson Jones III
Title:	Chief Executive Officer and Director